UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 11, 2011 (July 11, 2011)

ENXNET, INC.
(Exact name of registrant as specified in its charter)

Oklahoma
(State or other jurisdiction of incorporation)

000-30675
(Commission File No.)

11333 E. Pine St., Suite 92
Tulsa, Oklahoma 74116
(Address of principal executive offices and Zip Code)

(918) 592-0015
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01                      REGULATION FD DISCLOSURE.

We announced today we have acquired the rights, title and patent to the Thermal Air Control System (TAC Unit) issued on 1-11-11 from Tac Unit LLC.  The agreement calls for Tac Unit LLC to be paid a royalty of eight percent (8%) on the net sales of the products based on the Technology.  In addition, Tac Unit LLC will be paid 300,000 shares of EnXnet Common Stock, with an additional stock option to purchase 300,000 shares of EnXnet Stock at a price of $0.15 per share.  Option is good for two years from date of contract.  EnXnet has agreed to provide funding to introduce the Technology to the market.  EnXnet has paid some of the patent expense and other miscellaneous expenses. Additional stock options in accordance with work performance formula to be determined at a later date.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits	Document Description

99.1	Press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 11th day of July, 2011.

ENXNET INC.

BY:	RYAN CORLEY
Ryan Corley
President, Principal Executive Officer and a member of the Board of Directors.